UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   November 8, 2011

MAGNEGAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51883	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

150 Rainville Road
Tarpon Springs, FL 34689
 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (727) 934-3448

Not applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On November 8, 2011, MagneGas Corporation (the “Company”) completed a second closing (“Second Closing”) under its private offering (the “Offering”), as disclosed in the Company’s Current Report on Form 8-K filed on October 28, 2011 (the “Report”) of investment units (each, a “Unit” and collectively, the “Units”), each consisting of one (1) share of common stock and a five-year warrant to purchase one (1) share of common stock of the Company at an exercise price of $0.30 per share (the “Warrants”).   In the Second Closing, 2,500,000 units were sold for gross proceeds to the Company of $400,000, before deducting placement agent fees and other offering expenses.  In connection with the sale of the Units in the Second Closing, the Company issued 2,500,000 shares of its common stock (the “Shares”) and Warrants to acquire 2,500,000 shares of its common stock to the investors in the Initial Closing (the “Purchasers”).  In the aggregate, the Company has issued 19,662,500 shares of its common stock and Warrants to acquire 19,662,500 shares of its common stock pursuant to the Offering for aggregate gross proceeds of $3,146,000.

In connection with the Offering, the Company and each of the Purchasers entered into a Common Stock and Warrant Purchase Agreement evidencing such Purchaser’s investment (collectively, the “Purchase Agreement”). The terms of the Purchase Agreement, including the registration and other rights of the Purchasers contained therein, are described in Item 1.01 of the Report, which such descriptions are incorporated herein by reference.

Warrants

The Warrants are exercisable for a period of five years from the original issue date.  The exercise price for the Warrants is $0.30.  The exercise price of the Warrants are subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and dilutive issuances.

The foregoing descriptions of the terms of the form of Purchase Agreement and the form of Warrant are qualified in their entirety by reference to the provisions of the agreements filed as Exhibits 10.1 and 4.1 respectively, in the Report.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Items 1.01 of this Report, which disclosure is incorporated herein by reference.

The sale of the Units and the issuance of the Shares and the Warrants were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”) and/or Regulation S promulgated under the Securities Act (“Regulation S”).  We made this determination based on the representations of each Purchaser which included, in pertinent part, that each such Purchaser was (a) an “accredited investor” within the meaning of Rule 501 of Regulation D, (b) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act or (c) not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S and upon such further representations from each Purchaser that (i) such Purchaser is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (ii) the Purchaser agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (iii) the Purchaser has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (iv) the Purchaser had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (v) the Purchaser has no need for the liquidity in its investment in us and could afford the complete loss of such investment. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

On November 8, 2011, we issued warrants to acquire an aggregate of 983,125 shares of our common stock (the “Agent Warrants”) to the placement agent and its sub-agents, or their respective designees, in the Offering, of which Agent Warrants to acquire 125,000 shares of the Company’s common stock were issued in connection with the Second Closing and Agent Warrants to acquire 858,125 shares of the Company’s common stock were issued in connection with the initial closing of the Offering.  The Agent Warrants are exercisable for a period of five years from the original issuance date with an exercise price of $0.30 per share.  The exercise prices of the Agent Warrants are subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and dilutive issuances.

The foregoing descriptions of the terms of the form of Agent Warrant is qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 4.2 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 8.01 Other Events.

On November 8, 2011, the Company issued a press release announcing the Second Closing, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Warrant [Incorporated by reference to the Exhibit 4.1 to the Report]

4.2	Form of Agent Warrant

10.1	Form of Purchase Agreement [Incorporated by reference to the Exhibit 10.1 to the Report]

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNEGAS CORPORATION

Date: November 8, 2011	By:	/s/ Dr. Ruggero Maria Santilli
Dr. Ruggero Maria Santilli President and Chief Executive Officer